Exhibit 99.1

Sandbridge X2 Corp to Hold Special Meeting of Stockholders to Obtain Stockholder Approval to Liquidate Trust Account Before Year-End

NEW YORK, NY – November 16, 2022 – Sandbridge X2 Corp (“Sandbridge” or “the Company”) (NYSE: SBII.U and SBII), will be holding a Special Meeting of Stockholders on Tuesday, November 29, 2022 at 10:00 a.m. Eastern Time, at the offices of Ropes & Gray LLP located at 1211 Avenue of the Americas, New York, New York 10036. The record date for the meeting is 5:00 p.m., New York Time, on October 31, 2022. At this special meeting, holders will be asked to vote on proposals related to an amendment (the “Charter Amendment Proposal”) to Sandbridge’s Amended and Restated Certificate of Incorporation (the “Charter”) and an amendment to the Investment Management Trust Agreement, dated March 9, 2021, by and between the Company and Continental Stock Transfer and Trust Company, as trustee (the “Trust Amendment Proposal”), which would, if implemented, allow Sandbridge to redeem all of its outstanding Class A common stock (the “Public Shares”) on or prior to December 30, 2022 in advance of the contractual termination date of March 12, 2023 and liquidate the trust account maintained for the benefit of the public stockholders.

Stockholders of record as of the record date will be able to attend the special meeting and vote in person or submit their votes before the special meeting by completing and returning their proxy card, or voting online at www.proxyvote.com or by phone at 1-800-690-6903 in accordance with the instructions set forth on their proxy card.

For more information, please see the definitive proxy statement filed with the SEC on October 31, 2022.

Pursuant to Sandbridge’s Charter, a public stockholder may request that Sandbridge redeem all or a portion of such stockholder’s Public Shares for cash if the Charter Amendment Proposal is approved and the Charter is amended. Specific procedures regarding redemptions can be found in the definitive proxy statement. Holders of Sandbridge’s units (NYSE: SBII.U) must elect to separate the underlying Public Shares (NYSE: SBII) and public warrants prior to exercising redemption rights with respect to the Public Shares. There will be no redemption rights or liquidating distributions with respect to the warrants, which will expire worthless if the Charter Amendment Proposal is approved and the Charter is amended. Stockholders are encouraged to contact their brokerage firm or bank or Sandbridge’s transfer agent for additional information regarding redemption procedures. For questions regarding redemptions, please contact Sandbridge’s transfer agent:

Mark Zimkind
Continental Stock Transfer & Trust Company
One State Street Plaza, 30th Floor
New York, New York 10004
E-mail: mzimkind@continentalstock.com

The estimated redemption price as of November 15, 2022, is estimated to be approximately $10.09 per share, which is expected to be similar to the redemption price on the anticipated redemption date.

Forward-Looking Statements

The foregoing communication includes certain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, including statements relating to the proposed early redemption of the Company's public shares and related liquidation of the trust account. These forward-looking statements involve many risks and uncertainties that could cause actual results to differ materially from those expressed or implied by such statements, including, without limitation, the receipt of the requisite stockholder approvals to effect early redemptions. These forward-looking statements speak only as of the date of the foregoing communication, and the Company expressly disclaims any obligation or undertaking to disseminate any updates or revisions to any forward-looking statement contained herein to reflect any change in its expectations with regard thereto or any change in events, conditions or circumstances on which any such statement is based. Please refer to the publicly filed documents of the Company, including its most recent Annual Report on Form 10-K and Quarterly Reports on Form 10-Q, for risks and uncertainties related to the Company’s business which may affect the statements made in this communication.

Additional Information

Nothing in the foregoing communication shall constitute a solicitation to buy or an offer to sell any of the Company’s securities. The Company’s stockholders and other investors are urged to read the definitive proxy statement (which has been filed with the SEC) because it contains important information relating to the proposed transaction. Copies of the Company’s SEC filings are available free of charge at the SEC’s website (http://www.sec.gov). Copies of the filings together with the materials incorporated by reference therein will also be available, without charge, by directing a request to: Sandbridge X2 Corp, 725 5th Ave, 23rd Floor, New York, NY 10022.

Participants in a Solicitation

The directors and executive officers of Sandbridge and other persons may be deemed to be participants in the solicitation of proxies in respect of the stockholder proposals relating to the proposed early redemption transactions. Information regarding the directors and executive officers of Sandbridge and their direct and indirect interests in Sandbridge, by security holdings or otherwise, is available in Sandbridge’s definitive proxy statement filed in connection with the Special Meeting of Stockholders to be held on Tuesday, November 29, 2022, which was filed with the SEC on October 31, 2022. Free copies of these documents may be obtained as described in the preceding paragraph.

Contacts

Sandbridge X2 Corp.
(424)-208-8488
info@sandbridgecap.com